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                                                                   Exhibit 10.25


                     DEBT REPAYMENT AGREEMENT AND ASSIGNMENT

        This Debt Repayment Agreement and Assignment is made as of this 10th day of July, 2002, by and between Wayne D. Diaz, Trustee of the Wayne D. Diaz Revocable Trust dated September 24, 1998 ("Borrower") and American National Financial, Inc. ("ANFI").

        WHEREAS, pursuant to the Employee Stock Purchase Plan and the Non-Employee Director Stock Purchase Plan adopted September 29, 1999 by the Board of Directors of ANFI (collectively, the "Purchase Plan"), ANFI was authorized to loan to certain employees and non-employee directors an aggregate of $2,000,000 for the purchase of ANFI common stock, no par value ("Common Stock");

        WHEREAS, Borrower wishes to repay all principal and interest owed by Borrower under the Plan as of June 30, 2002 (the "Indebtedness"), and ANFI agrees to accept as repayment consideration for such amount, an amount of Common Stock with a fair market value equal to the Indebtedness, such fair market value determined by the average closing price of the Common Stock as reported by Nasdaq for the 20 trading days preceding the date of this Agreement, or $14.97 per share;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

        1. Conveyance. For the repayment of the Indebtedness set forth below, Borrower hereby sells, assigns, conveys, transfers and delivers to ANFI the number of shares (the "Shares") of Common Stock set forth below:

                                                                  Number of Shares
        Total Indebtedness (Principal + Interest)      (Total Indebtedness divided by $14.97)
        -----------------------------------------      --------------------------------------
                         $283,120                                      18,913

        2. Acceptance. ANFI hereby accepts the foregoing sale and assignment of the Shares in total satisfaction of the Indebtedness set forth in
        Section 1.

        3. Borrower's Representations. Borrower hereby represents and warrants to ANFI as of the date hereof as follows:

                      (a) Borrower is the sole owner and holder of the Shares and has the full right to sell the Shares on the terms and conditions set forth herein without consent of any third party.

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                      (b) This Agreement constitutes a legal, valid and binding
obligation of Borrower enforceable against Borrower in accordance with its terms.

        4. Indemnification. Borrower agrees to indemnify, defend, reimburse and hold harmless ANFI and ANFI's attorneys, employees, agents, affiliates, successors and assigns from and against any and all losses, liabilities, damages or expenses incurred with respect to a breach by Borrower of any representation or warranty made by Borrower herein.

        5. Further Assurances. Borrower and ANFI shall each execute all documents, instruments and agreements, and take all actions, as may be reasonably required in order to consummate the transactions contemplated by this Agreement.

        6. Miscellaneous. This Agreement shall be governed by and construed in accordance with, the laws of the State of California. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, understandings or negotiations. This Agreement may not be amended except by a written amendment executed by Buyer and Seller. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same document. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.


                            [signature page follows]



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


        Executed as of the date set forth above.


                                        Borrower:


                                        _______________________________________
                                        Wayne D. Diaz, TTEE


                                        ANFI:

                                        American National Financial, Inc.

                                        _______________________________________
                                        By:
                                        Its:



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